UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2016

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual General Meeting of Shareholders of Marvell Technology Group Ltd., a Bermuda exempted company (the “Company”) held on November 8, 2016 (the “Annual Meeting”), shareholders whose shares were present either in person or by proxy voted upon the election of ten directors to the Board of Directors. The Bye-laws of the Company provide, as required by Bermuda law, that a director nominee must receive the vote of a majority of the shares present either in person or by proxy in order to be elected as a director. If a majority vote is not obtained, the director nominee is not elected to the board.

Following the Annual General Meeting, the results of which are set forth below in Item 5.07, the terms of directors Sehat Sutardja, Weili Dai, Juergen Groemer, John Kassakian and Arturo Krueger expired. Richard Hill, Chairman of the Board, expressed on behalf of the Company and its Board of Directors his appreciation for their many contributions and years of service to Marvell.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on November 8, 2016, shareholders voted on the matters as set forth below. Each issued common share was entitled to one vote on the proposals voted on at the meeting.

1.	Seven of the ten nominees for election to the Board were elected, each for a term for a period beginning from their election until the 2017 annual general meeting of shareholders, based upon the following votes:

	For	Against	Abstain	Broker Non- Votes
Richard S. Hill	338,270,297	39,796,267	3,562,413	68,088,806
Matthew J. Murphy	379,964,573	1,449,443	214,916	68,088,806
Peter A. Feld	247,966,028	2,607,504	183,932	48,093,714
Juergen Gromer, Ph.D.	160,009,471	221,413,371	206,135	68,088,806
John G. Kassakian, Sc.D.	160,043,464	221,370,078	215,435	68,088,806
Oleg Khaykin	356,202,524	25,225,399	201,054	68,088,806
Arturo Krueger	176,676,994	204,727,919	224,064	68,088,806
Michael Strachan	358,538,059	22,860,983	229,935	68,088,806
Robert E. Switz	358,499,587	22,896,072	233,318	68,088,806
Randhir Thakur, Ph.D.	242,971,235	138,401,918	255,824	68,088,806

With respect to the election of each director, an “abstain” vote had the same effect as an “against” vote. Please see Item 5.02 above for additional information regarding director nominees who did not receive sufficient votes to be elected to the Board.

2.	The proposal to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
338,552,039	42,781,128	295,810	68,088,806

3.	The proposal to re-appoint Deloitte & Touche LLP as the Company’s auditors and independent registered public accounting firm, and authorize the audit committee, acting on behalf of the Board, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for the Company’s fiscal year ending January 28, 2017, was approved based upon the following votes:

For	Against	Abstain
383,929,636	247,351	65,540,796

4.	The proposal to amend the Company’s existing Bye-laws to implement proxy access, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
274,796,167	41,340,431	65,492,379	68,088,806

5.	The proposal to amend the Company’s existing Bye-laws to amend procedures for advance notice of director nominations and other proposals at general meetings of shareholders, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
311,879,282	4,296,102	65,453,593	68,088,806

6.	The proposal to amend the Company’s existing Bye-laws to allow a majority vote of shareholders to amend the Company’s Bye-laws in all instances, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
314,921,295	1,274,634	63,433,048	68,088,806

7.	The proposal to amend the Company’s existing Bye-laws to allow a majority vote of shareholders to approve a business combination, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
314,326,981	1,876,345	65,425,651	68,088,806

8.	The proposal to amend the Company’s existing Bye-laws to expressly permit the Board of Directors to adopt a shareholder rights plan with a term of less than 12 months or that is submitted for a vote of shareholders not more than 12 months following adoption of the plan, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
288,377,866	27,779,037	65,472,074	68,088,806

9.	The proposal to amend the Company’s existing Bye-laws to allow shareholders to remove a director with or without cause upon a majority vote and eliminate the limit on the number of directors that can be removed at one time, was approved based upon the following votes:

For	Against	Abstain
380,394,595	2,836,702	66,486,486

10.	The proposal to amend the Company’s existing Bye-laws to provide for plurality voting in a contested election of directors, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
310,015,151	6,134,543	65,479,283	68,088,806

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2016

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Jean Hu
Jean Hu
Chief Financial Officer

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